Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-41714, No. 333-69334, No. 333-71866, and No. 333-139999 on Form S-8 of Transgenomic, Inc. and subsidiary, of our report dated February 24, 2010 relating to our audits of the consolidated financial statements appearing in the Annual Report on Form 10-K of Transgenomic Inc. for the years ended December 31, 2009 and December 31, 2008.

/s/ McGladrey & Pullen, LLP

Omaha, Nebraska

February 24, 2010